UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 22, 2015

INTERNATIONAL GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53676	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600-666 Burrard Street, Vancouver BC V6C 3P6
(Address of principal executive offices)

Registrant's telephone number, including area code: 778-370-1372

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2015, International Gold Corp. (“ITGC”) announced that it had appointed Ms. Pam Walters as its new Corporate Secretary. Ms. Walters replaces Mr. Robert Baker who recently resigned from the position on April 17, 2015.

Since 1985 Ms. Walter, age 68, has been working as the Corporate Administration person responsible for employee relations as well as managing the day-to-day corporate finance and business operations of Lode Star Gold, Inc. (an affiliate of ITGC) and its owners. Ms. Walters has been associated with the mining industry for over 25 years and attended the University of New Orleans acquiring the skills required to manage and maintain busy and growing corporate needs.

There are no arrangements or understandings between Ms. Walters and any other person pursuant to which she was selected to become an officer of ITGC and there are no family relationships between Ms. Walters and any of ITGC directors or executive officers. There are no transactions to which ITGC is a party and in which Ms. Walters has a direct or indirect material interest that would be required to be disclosed.

Exhibits
99.1	News Release dated April 22, 2015 announcing the Appointment of a new Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2015

International Gold Corp.

By:	/s/ Mark Walmesley
Mark Walmesley,
President and Director